LANDS' END, INC. RETIREMENT TRUST

Kirkland & Ellis

Chicago

LANDS' END. INC. RETIREMENT TRUST

THIS AGREEMENT, made this ___ day of ____________________1992, by and between Lands' End, Inc., a Delaware corporation (the "company") and IDS Trust, a Division of IDS Bank and Trust, a trust company with banking powers, charted under laws of the State of Minnesota, and its successor or successors and assigns in the trust hereby evidenced, as trustee (the "trustee"),

WITNESSETH THAT:

WHEREAS, the company maintains the Lands' End, Inc. Retirement Plan (the "plan") for the benefit of its employees and the employees of the other members of its controlled group (as described in Section 414(b) and 414(c) of the Internal Revenue Code of 1986 (the "Code")) of which the company is a member (all such entities are referred to herein collectively as the "employers" and individually as an "employer");

WHEREAS, the company previously adopted the Lands' End, Inc. Profit Sharing Trust and appointed certain individuals to serve as trustee for the trust, which trust has been amended from time to time and was last amended on April 30, 1990 by the Third Amendment; and

WHEREAS, the company now desires to remove the current individual trustees, appoint IDS Trust as the Successor trustee of this trust, rename the trust the Lands' End, Inc. Retirement Trust and provide for a restatement of the trust agreement.

NOW, THEREFORE, IT IS AGREED, in consideration of the mutual undertakings of the parties hereto, as follows:

ARTICLE 1

Introduction

1.   The Trust. Plans. This trust may be referred to as "Lands' End, Inc. Retirement Trust." Unless the context indicates otherwise, the terms "trust," "agreement," "herein," "hereunder," and similar terms mean this agreement and the trust hereby evidenced but do not include the plan.

1.2 Fiduciary Responsibilities. All fiduciaries with respect to the trust (including the employers, the trustee, the plan administrator and any investment managers and custodians appointed hereunder) shall discharge their duties with respect to the trust solely in the interests of participants and beneficiaries and for the exclusive purpose of providing benefits under the plans and defraying reasonable expenses of administration of the plan and this trust, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like

ARTICLE 2

Management of the Trust Fund

2.1 The Trust Fund. Unless the context indicates otherwise, the term "trust fund" as of any date means all property then held under this agreement by the trustee, any custodian or any insurance company.

2.2 Plan Administrator. The plan is administered by a plan committee consisting of persons who are appointed by the company to carry out the administration of the plan (the "plan administrator"). The company shall certify to the trustee the person or persons appointed as the plan administrator with respect to the plan and the trustee may rely on the last such certificate received by it. In addition to the powers, rights, duties and responsibilities specifically granted to or imposed on a plan administrator under the plan or elsewhere in this trust, the plan administrator shall have the responsibility for directing the trustee with respect to the distribution of benefits of the plan from the trust fund.

2.3 Trustee's Powers and Duties. Except to the extent to which authority with respect to the management of the trust fund has been allocated to others in accordance with this agreement, the trustee shall have exclusive authority and discretion to manage and control the trust fund. (In this regard, the authority to direct distributions and transfers of plan benefits under the plan has been allocated to the plan administrator, the authority to direct investments may be allocated to one or more investment managers pursuant to section 4.3, the authority to hold assets of the trust fund may be allocated to one or more custodians or insurance companies pursuant to section 4.4, and certain authorities with respect to the establishment of investment funds, the transfer of assets between investment funds and the appointment of investment managers have been allocated to the company pursuant to Article 3, including the assumption of certain investment responsibilities.) Except as otherwise provided by law, the trustee shall not be responsible for the investment of any assets of the trust fund which are subject to management by an investment manager, the company or another trustee or for seeing that the requirement of proper diversification of such assets or the total trust fund has been met, and the trustee need not take into account the investment of any assets of the trust fund which are subject to management by an investment manager, the company or another trustee in meeting, its responsibility for seeing that the requirement of proper diversification has been met with respect to the assets of the trust fund which are not subject to management by an investment manager, the company or another trustee. The trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

    To invest and reinvest part or all of the trust fund in any real or personal property (including any stocks, mutual fund shares, partnership interests, venture capital investments, bonds, debentures, notes, commercial paper, treasury bills, options, short selling of any securities, commodities, metals, gems, collectibles, any common, commingled or collective trust funds or pooled investment funds described in section 2.4, any deposit accounts or funds maintained by a legal reserve life insurance company in accordance with an agreement between the trustee and such insurance company or a group annuity contract issued by such insurance company to the trustee as contract holder, any interest bearing deposits held by any bank or similar financial institution, any qualifying employer real property or qualifying employer securities, as defined Sections in 407(d) (4) and (5), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other real or personal property, and to use in the trustee's discretion margin accounts with respect to any of the foregoing investments) and to diversify such investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so. The trustee may invest up to 100 percent of the trust fund assets in qualifying employer securities, which shares shall be acquired on the open market or, subject to applicable law, by private purchase, purchases from the employers (including purchases from the company of treasury shares or authorized but unissued shares), or otherwise.

    To retain in cash such amounts as the trustee considers advisable and as are permitted by applicable law and to deposit any cash so retained in any depository (including any bank acting as trustee) which the trustee may select.

    To manage, sell, insure and otherwise deal with all real and personal property held by the trustee on such terms and conditions as the trustee shall decide.

    Except as provided in subsection (n) below with respect to qualifying employer securities, and except where such action by the trustee would result in a conflict of interest for the trustee (in which case such action shall be delegated to the company), to vote stock and other voting securities personally or by proxy (and to delegate the trustee's powers and discretions with respect to such stock or other voting securities to such proxy), to exercise subscription, conversion and other rights and options (and make payments from the trust fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other plan or change affecting any property constituting a part of the trust fund (and in connection therewith to delegate the trustee's discretionary powers and pay assessments, subscriptions and other charges from the trust fund), to hold or register any property from time to time in the trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery (provided that except as authorized by regulations issued by the Secretary of Labor, the indicia of ownership of the assets of the trust fund shall not be maintained outside the jurisdiction of the district courts of the United States) and to borrow from anyone (to the extent permitted by law) such amounts from time to time as the trustee considers desirable to carry out this trust (and to mortgage or pledge all or part of the trust fund as security).

    When directed by an investment manager the trustee shall acquire, retain or dispose of such investments as the investment manager directs, and when directed by the company the trustee shall (i) establish investment funds and transfer assets between investment funds (and to a custodian) as the company directs, (ii) invest assets in a deposit account or fund or group annuity contract maintained or issued by a legal reserve life insurance company (and shall apply for or execute any necessary contract or agreement) (and the trustee shall act with respect to such accounts or funds or group annuity contracts only as directed by the company), and (iii) acquire, retain or dispose of qualifying employer real property or qualifying employer securities as the company directs.

    When directed by the plan administrator (i) to make payments from the trust fund without inquiring as to whether a recipient is entitled thereto (and the trustee shall not be liable for any such payment made in good faith), (ii) to transfer a participant's benefits in accordance with the provisions of the plan for his benefit to any other trust or other funding entity which forms a part of another pension, profit sharing, savings or other retirement plan which meets the requirements of a "qualified plan" under section 401(a) of the Code, and (iii) to receive and hold for any participant or any employee of the employers any qualifying rollover contribution permitted under the plan and any funds or property transferred in accordance with the provisions of the plan to the trustee from any other trust or other funding entity which forms a part of another pension, profit sharing, savings or other retirement plan which meets the requirements of a "qualified plan" under section 401(a) of the Code.

    To waive, modify, reduce, compromise, release, contest, arbitrate, settle or extend the time of payment of any claim or demand of any nature in favor of or against the trustee or all or any part of the trust fund, to retain any disputed property until an appropriate final adjudication or release is obtained, and to maintain in the trustee's discretion any litigation the trustee considers necessary in connection with the plan or the trust fund.

    To withhold, if the trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the trustee or the trust fund against any liability or claim on account of any estate, inheritance, income or other tax or assessment attributable to any benefit payable under the plan, and to discharge any such liability with any part or all of such payment so withheld provided that at least ten days prior to discharging any such liability with any amount so withheld the trustee shall notify the plan administrator and the company in writing of the trustee's intent to do so.

    To maintain records reflecting all receipts and payments under this agreement and such other records as the company may specify, which records may be audited from time to time by the plan administrator or anyone named by the plan administrator.

    To furnish periodic accounts to the company for such periods as the company may specify showing all investments, receipts, disbursements and other transactions involving the trust during the accounting period, and also showing the assets of each investment fund and the trust fund held at the end of that period (which account shall be conclusive on all persons to the extent permitted by law, except as to any act or transaction as to which the company files with the trustee written exceptions or objections within 180 days after receipt of the account).

    To furnish the plan administrator with such information in the trustee's possession as the employers may need for tax or other purposes.

    To employ agents, expert counsel, custodians, depositories, experts and other persons, to delegate discretionary powers to such persons and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and provided further that the trustee may not delegate its responsibilities for the management or control of the assets of the trust fund.

    To perform all other acts which in the trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund.

    When and as directed by the plan administrator, to vote company shares allocated to participant plan accounts in accordance with participants' instructions under the plan and to vote company shares which participants have not properly directed to be voted or which have not been allocated to participant plan accounts proportionately in the same manner as the trustee votes company shares as to which it has received voting instructions. The trustee shall tender company shares allocated to participant plan accounts when and as directed by the plan administrator 'in accordance with participants' instructions under the plan and shall not tender company shares which participants have not properly directed to be tendered. with respect to company shares which have not been allocated to participant plan accounts, the trustee shall tender the same proportion thereof as the number of allocated shares to be tendered bears to the total number of allocated shares (and accordingly with the number of unallocated company shares not being tendered being the same proportion thereof that the number of allocated company shares which are not being tendered bears to the total number of allocated company shares).

    To invest and reinvest all or a portion of the trust fund pursuant to an agreement between the company and the trustee establishing a special. designated "pooled investment fund" primarily for the purpose of valuing certain trust assets held by the trustee in a fiduciary capacity. The terms and conditions of such an agreement specifically creating such a pooled investment fund shall be incorporated by reference into this trust agreement.

2.4 Collective Investment Trusts. Subsection 2.3(a) permits the trustee or any investment manager to invest any part or all of the trust assets for which it has investment responsibility in any common, collective or commingled trust fund or pooled investment fund which is qualified under section 401(a) and entitled to tax exemption under section 501(a) of the Code and which is maintained by a bank or trust company (including a bank or trust company acting as trustee). Accordingly, the trustee or any investment manager may invest in any such fund, provided that any investment of the assets of an investment fund shall comply with the investment requirements of that investment fund. To the extent that any trust assets are invested in any such fund, the provisions of the documents under which such common, collective or commingled trust fund or pooled investment fund are maintained shall govern any investment therein and such provisions, as amended from time to time, are hereby incorporated herein and made a part of this agreement.

2.5 Single Fund. Unless and only to the extent otherwise directed by the company, all assets of the trust fund and of each investment fund, and the income thereon, shall be held and invested as a single fund for the purpose of providing benefits under the plan as they apply to the employers and their respective employees. If for any purpose it becomes necessary as of any date to determine the portion of the trust fund or any investment fund allocable to any particular group of employees or former employees of any employer, such portion of the trust fund or investment fund shall be determined by the plan administrator. In making such determination, the plan administrator shall take into consideration such factors as it considers appropriate. Any such determination by the plan administrator shall be conclusive upon the employers, employees and former employees of the employers and all other persons. The trustee shall have no duty or responsibility to question any determination or direction by the plan administrator or the company under this section.

ARTICLE 3

Company Powers

3.1 Company Investment Directions. The responsibilities described in section 3.2 regarding the investment of the assets of this trust are the responsibilities of the company. With respect to any direction of the company, the trustee may rely on an instrument signed by an authorized officer of the company.

3.2 Company's Powers and Duties. In addition to the powers, rights and duties granted to or imposed on the company elsewhere in this agreement or by law, the company shall have the following powers, rights and duties with respect to the trust fund:

    To appoint and remove investment managers and custodians pursuant to sections 4.3 and 4.4, respectively.

    From time to time to direct the trustee to establish investment funds and transfer assets between investment funds, to transfer assets of an investment fund held by the trustee to a custodian, or to invest assets in a deposit account or fund or group annuity contract maintained or issued by a legal reserve life insurance company (and to apply for or execute any necessary contract or agreement; provided that any such contract or agreement must meet the requirements of a guaranteed benefit policy as defined in Section 401(b) (2) (B) of ERISA), and the trustee shall act with respect to such accounts or funds or group annuity contracts only as directed by the company.

    From time to time to assume investment responsibility for an account or for assets held in any cash account maintained by the trustee. With respect to assets or accounts over which the company has assumed investment responsibility, the trustee, acting only as directed by the company, shall enter into such agreements as are necessary to facilitate any investment including agreements entering into a limited partnership, subtrust, group trust or the participation in real estate funds. The trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets over which the company has assumed investment responsibility.

    From time to time to direct the trustee to acquire, retain or dispose of qualifying employer real property or qualifying employer securities (subject to the applicable limitation of Section 407 of ERISA). The company may employ agents, advisors and other persons to assist in the responsibilities assumed hereunder.

    To establish and review from time to time an appropriate investment policy and investment guidelines regarding the investment of the trust fund.

ARTICLE 4

Investment Funds. Investment Managers and Custodians

4.1 Investment Funds. From time to time the company may cause the trustee to establish one or more investment funds (the "investment funds") for the purpose of reflecting the separate investment and .reinvestment of the trust fund. The company shall be responsible for allocating the assets of the trust fund among the investment funds. Notwithstanding anything in this agreement to the contrary, the company or an investment manager shall from time to time direct the trustee with respect to the investment funds comprising the trust. The trustee shall follow all such directions of the company or investment manager and shall have no duty or obligation to review the investment funds from time to time so acquired, nor to make any recommendations with respect to the investment, reinvestment or retention thereof. The trustee shall have no responsibility for the investment of an investment fund except to the extent that an investment fund contains a common, collective, or commingled trust fund maintained by it and authorized by Section 2.4. All income, losses, appreciation and depreciation attributable to the assets. of an investment fund shall be credited to that fund. Investments of each investment fund shall be made in accordance with investment guidelines established by the company for that investment fund. The company shall provide the trustee and each investment manager appointed with respect to an investment fund with the investment guidelines for that fund and with any modifications in such investment guidelines made from time to time by the company. Notwithstanding the fact that an investment manager may be appointed with responsibility for the management of an investment fund, unless directed otherwise by the investment manager the trustee shall have the responsibility for the investment of cash balances held by it from time to time as a part of such investment fund in short term cash equivalents (such as short term commercial paper, treasury bills and similar securities, and for this purpose the trustee may invest in any appropriate common, commingled or collective short term investment fund). In addition, the trustee shall have the power, right and duty to sell any such short term investments as may be necessary to carry out the instructions of the investment manager with respect to the investment of the investment fund.

4.2 Participant Directed Investments. To the extent participants are permitted under the plan to direct the investment of some or all of their accounts, the following shall apply in addition to the applicable plan provisions. Each participant shall direct the trustee through the plan administrator in writing with respect to the investment and reinvestment of the accounts held under the plan that are subject to the participant's investment directions (the "directed investment account"). Each participant shall specify in accordance with and at the times specified in the plan the investment fund or combination of funds in which the directed investment account is to be invested and such specification shall continue to apply until subsequent directions are received by the trustee from the plan administrator. Investment directions shall be executed by the trustee as soon as practicable after the date for which they are intended and upon their receipt by the plan administrator. To the extent the plan administrator and the plan permit participants to communicate directly with the trustee regarding investment directions, the trustee shall invest in the Investment Funds in accordance with investment directions given by the participants and beneficiaries for whose accounts such assets are held, to the extent so provided for in the plan and in accordance with procedures established by the plan administrator, with the concurrence of the trustee, for the communication of investment directions from participants and beneficiaries to the trustee. Any other provisions of this Trust Agreement or the plan notwithstanding, none of the company, the plan administrator, the trustee, or any other person who is otherwise a fiduciary with respect to the plan shall incur any liability to anyone for any loss or expense sustained by any participant's account because of any asset acquired, retained or disposed of by the trustee or any other actions taken by the trustee in accordance with the investment directions given by a participant or beneficiary pursuant to the plan. In the absence of investment elections from a participant or beneficiary, the plan administrator shall instruct the trustee regarding the investment of such accounts.

4.3 Investment Managers. The company may from time to time appoint one or more professional investment advisers other than the trustee as an "investment manager" of the entire trust fund or any investment fund maintained as a part of the trust fund. Any such appointment shall be made by written notice to the investment manager and the trustee and shall specify the portion of the trust fund to be managed by the investment manager and the powers, rights and duties of the trustee hereunder that are allocated to the investment manager with respect to such portion of the trust fund. Upon such notice to the trustee of the appointment of an investment manager, the investment manager shall be authorized to direct the trustee regarding the investment and reinvestment of the assets of the portion of the trust fund subject to management by the investment manager and the trustee shall receive, hold and transfer assets purchased or sold by the investment manager in accordance with its directions. The appointment of an investment manager shall continue in effect until the trustee receives written notice to the contrary from the company or the investment manager. An investment manager may resign at any time upon 30 days' prior written notice to the company and the trustee and the company may remove an investment manager at any time upon prior written notice to the investment manager and the trustee. An investment manager shall have complete investment responsibility, including the voting of proxies, for the assets of the trust fund with respect to which it has been appointed as investment manager and the trustee shall have no obligation as to the investment of such assets during the period they are subject to management by an investment manager. Each investment manager appointed pursuant to this section shall be a registered investment adviser under the Investment Advisers Act of 1940, a bank (as defined in said Act) or a legal reserve life insurance company qualified to manage the assets of the plan under the laws of more than one state. In addition, each investment manager shall be required to acknowledge to the company and to the trustee in writing that it accepts such appointment and that it is a fiduciary with respect to the plan and trust.

4.4 Custodians. If a national banking association or a state bank is appointed by the company as .the investment manager of any investment fund, the company may, with the trustee's consent, also designate such bank to be employed by the trustee as "custodian" of the assets from time to time forming part of that investment fund. In such event, the trustee shall enter into an appropriate custodial agreement with the bank appointed as investment manager naming the investment manager as custodian of the investment fund and delegating the trustee's powers with respect to the management of the investment fund to the custodian. Upon such an appointment the trustee shall transfer the assets of the investment fund to the custodian and the custodian shall have responsibility for the holding and administration of the assets of the investment fund, as agent of the trustee, until its employment as custodian is terminated, at which time the custodian shall return all assets of the investment fund to the trustee. Notwithstanding the foregoing, if the company designates a legal reserve life insurance company as the investment manager of any investment fund, the company may also designate the insurance company as custodian of the investment fund. In such event, the trustee shall execute an appropriate agreement reflecting the investment of the assets of that investment fund by the insurance company and the insurance company shall for purposes of this agreement be deemed to be the custodian of the assets of the investment fund for which the insurance company is designated as investment manager. In addition to its duties as investment manager, each custodian shall maintain the records and accounts and shall submit to the appropriate persons the periodic reports otherwise required of the trustee with respect to the portion of the trust fund held by the custodian.

ARTICLE 5

General provisions

5.1 Qualification of the Plans and Trust. The plan and the trust taken together are intended to qualify under section 401 of the Code and the trust is intended to qualify for tax exemption under section 501(a) of the Code (or under any comparable provisions of any future legislation which amend or supersede said provisions of the Code). Unless and until advised to the contrary the trustee, any investment managers and all other persons dealing with the trustee and any investment manager shall be entitled to assume that the plans and the trust are so qualified and tax exempt.

5.2 Restrictions on Reversion. Except to the extent permitted by the plan, the employers shall have no right, title or interest in the assets of the trust fund, nor will any part of the assets of the trust fund revert or be repaid to any employer or be diverted to any purpose other than as permitted under the plan.

5.3 Nonalienation of Plan Benefits. The rights or interests of any plan participant or any plan participant's beneficiaries to any benefits or future parents hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such plan participant or beneficiary, nor shall any such plan participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he or she may expect to receive (contingently or otherwise) under a plan or this trust, except as may be required by the tax withholding provisions of the Code or of a state's income tax act or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code).

5.4 Litigation. In any action or proceeding regarding this trust, any plan benefits or the administration of the plan, employees or former employees of the employers, their beneficiaries and any other persons having or claiming to have an interest in this trust or the plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this trust or the plan. To the extent permitted by law, if a legal action is begun against the plan administrator, the employers, or the trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a plan participant's or other person's benefits, the costs to the employers, the plan administrator, or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the plan participant or other person concerned. Acceptance of participation in a plan shall constitute a release of the employers, the plan administrator, the trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law.

5.5 Trustee's Action Conclusive. Except as otherwise provided by law, the trustee's exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee, except to the extent such person is acting as an investment manager as respects such money or property. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.

5.6 Benefit Payments. The plan administrator may direct the trustee as respects the distribution of benefits payable under the plan or, in lieu thereof, the plan administrator may assume the responsibility for distributing such benefits by advance written notice filed with the trustee. If the plan administrator assumes such responsibility, the plan administrator shall open a commercial banking account in any insured banking institution, including a bank acting as trustee, provided that such account shall be established in the name of the trust fund and shall be maintained as a part of the trust fund for the exclusive purpose of making benefit payments in accordance with the plan. The plan administrator shall be authorized to sign, manually or by facsimile signature, any and all checks, drafts and orders, including orders for direction in informal or formal letter form, against any funds in such checking account. Such banking institution is authorized to honor any and all drafts, checks and orders so signed if the signatures thereon resemble the signatures duly filed with such banking institution, including those drawn to the individual order of the plan administrator, without further inquiry with respect to the plan administrator's authority or use of the checks, drafts or orders, or the proceeds thereof, or to determine whether such checks, drafts or orders are in accordance with the plan. The trustee shall make such deposits from the assets of the trust fund to any such checking account as are directed in writing from time to time by the plan administrator. The trustee shall have no duty to question the propriety of any direction or accounting of funds retained in or disbursed by or on behalf of the plan administrator solely for the use of the persons entitled thereto in accordance with the terms of the plan, but until so disbursed these funds shall be held in trust for the purpose of making benefit payments.

5.7 Missing Persons. If any payment directed to be made by the trustee from the trust fund is not claimed by the person entitled thereto, the trustee shall notify the plan administrator of that fact. None of the employers, the trustee nor the plan administrator shall have any obligation to search for or ascertain the whereabouts of any payee of benefits of the trust fund.

5.8 Liabilities Mutually Exclusive. To the extent permitted by law, the trustee, the employers, the plan administrators of the plans and the investment managers shall be responsible only for its or their own acts or omissions.

5.9 Indemnification. To the extent permitted by law, no person (including the trustee, any former. trustee, any present or former plan administrator, and any present or former director, officer or employee of an employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plans or this trust or the investment of the trust fund. To the extent permitted by law, each present or former director, officer or employee of an employer to whom the plan administrator, or an employer has delegated any portion of its responsibilities under the plan, each present or former trustee and each present or former plan administrator shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan or this trust) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan or this trust or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense; provided, however, that each present or former corporate trustee shall be so indemnified and saved harmless only with respect to claims of liability to which such trustee is subjected by reason of its compliance with any directions given in accordance with the provisions of this trust by an investment manager, the company, the plan administrator, plan participants or any person duly authorized by any of the foregoing, or, if the trustee is not required by law to act without the receipt of such directions, by its failure to act in the absence of such directions. Notwithstanding the foregoing, no former or present trustee shall be indemnified or saved harmless as aforesaid in the event that such trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of any of the aforesaid persons or entities constituting a breach of such person's or entity's fiduciary responsibility hereunder, knowing such act or omission was a breach. The trustee shall indemnify and save harmless the employers, each present, or former director, officer, or employee of an employer, each present or former plan administrator, this trust and each plan implemented through this trust from and against all loss from theft or embezzlement of all or any portion of the trust fund or sustained through any dishonesty or fraud with respect to this trust to the extent that such loss is not paid to or recovered by such person under any blanket or individual form of bond maintained by the trustee. Such costs and expenses so indemnified may be paid from the trust fund, to the maximum extent permitted by law, or be paid by the employers. Such right to indemnification shall continue after the termination of the trust or the resignation or removal of the trustee.

5.10 Compensation and Expenses. All reasonable compensation, costs, charges and expenses incurred in the administration of the plan and this trust, as agreed upon between the company and the trustees, between the company and an investment manager, custodian, or insurance company, or between the company and any agent, expert, counselor other person, will, to the extent not paid by the employers, be paid from the trust fund in such proportions as the company shall direct. Expenses incurred in connection with the sale, investment and reinvestment of the trust fund (such as brokerage, postage, express and . insurance charges and transfer taxes) will, to the extent not paid by the employers, be paid from the trust fund. No compensation shall be paid to a trustee who is an employee officer or director of an employer.

5.11 Action by the Employers. Any action required or permitted of an employer or the company under this trust shall be by resolution of its Board of Directors, by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

5.12 Warranty. The employers warrant that all directions, or authorizations by the plan administrator or the company, by whether for the payment of money or otherwise, will comply with the plan and this trust.

5.13 Evidence. Evidence required of anyone under this agreement shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable.

5.14 Waiver of Notice. Any notice required under this agreement may be waived by the person entitled to such notice.

5.15 Counterparts. This agreement may be executed in two or more counterparts, anyone of which will be an original without reference to the others.

5.16 Gender. Number and Trustee. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context. The term trustee shall include an individual or individuals acting as trustee or trustees hereunder whenever applicable.

5.17 Successors. The plan and this trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and on the plan administrator, the trustee and their successors. If a successor to an employer or a purchaser of all or substantially all of an employer's assets agrees to continue the plan with the company's consent, the term "employer" as used in the plan and this agreement shall include such successor or purchaser.

5.18 Additional Employers. Subject to any applicable collective bargaining agreement, any subsidiary or related company that is not an employer under the plan may, in accordance with the provisions of the plan, adopt the plan and become a party to this agreement,.

5.19 Severability. If any provision of the plan or this agreement is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of the plan and this agreement, and they shall be construed and enforced ( as if such illegal or invalid provisions had never been inserted therein.

5.20 Statutory References. Any references in the plan or this agreement to a section of the Code or of ERISA shall include any comparable section or sections of any future legislation which amends, supplements or supersedes said section.

5.21 Applicable Law. The plans and the trust shall be construed in accordance with the provisions of ERISA and other applicable federal law and, to the extent not inconsistent with such laws, with the laws of the state of Minnesota.

ARTICLE 6

Resignation or Removal of Trustee

6.1 Resignation or Removal of Trustee. A trustee may resign at any time by giving 30 days' prior written notice to the company and the plan administrator, and the company may remove a trustee by giving prior written notice to the trustee. The company shall notify the investment managers and plan administrator of any changes in trustee.

6.2 Successor Trustee. In the event of the resignation or removal of a trustee, a successor trustee shall be appointed by the company as soon as practicable. Notice of any such appointment shall be given by the company to the retiring trustee and the successor trustee.

6.3 Duties of Retiring and Successor Trustees. In the event of the resignation or removal of a trustee, the retiring trustee shall promptly furnish to the plan administrator, the successor trustee and the company a final account of its administration of the trust. A successor trustee shall succeed to the right and title of the predecessor trustee in the assets of the trust fund and the retiring trustee shall deliver the property comprising the trust fund to the successor trustee together with any instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require. Each 'successor trustee shall have all the powers conferred by this agreement as if originally named trustee. To the extent permitted by law, no successor trustee shall be personally liable for any act or failure to act of a predecessor trustee.

ARTICLE 7

Amendment and Termination

7.1 Amendment. This trust may be amended from time to time by the company; provided that the duties and liabilities of the trustee or the plan administrator cannot be changed substantially without its consent and provided further that, except as permitted in accordance with the provisions of section 5.2, under no condition shall an amendment result in the return or the repayment to the employers of any part of the trust fund or the income from it or result in the distribution of the trust fund for the benefit of anyone other than persons entitled to benefits under the plan.

7.2 Termination. If a plan is terminated, this trust and all the rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the employers, any investment managers, the company and the plan administrator shall continue in effect with respect to the plan until all assets of the plan have been distributed by the trustee as directed by the plan administrator.

* * * * *

IN WITNESS WHEREOF, the company and the trustee have caused this agreement to be signed by their respective duly authorized representatives, and have caused their respective seals to be hereunto affixed, as of the day and year first above written.

LANDS' END, INC.

By /s/Stephen A. Orum_________

Its Vice President______________

ATTEST:

______________________________

Its ____________________________

(SEAL)

IDS TRUST

By ___________________________

Its ____________________________

ATTEST:

______________________________

Its ____________________________

(SEAL)